EXHIBIT 5.3

September 11, 2009

CB Richard Ellis Services, Inc.

11150 Santa Monica Boulevard, Suite 1600

Los Angeles, California 90025

Ladies and Gentlemen:

We have acted as special Texas counsel to CBRE Capital Markets, Inc., a Texas corporation, and CBRE Capital Markets of Texas, LP, a Texas limited partnership (each a “Guarantor” and collectively the “Guarantors”), in connection with the Registration Statement on Form S-4 (as amended, the “Registration Statement”) filed by CB Richard Ellis Group, Inc., a Delaware corporation (the “Parent”), CB Richard Ellis Services, Inc., a Delaware corporation and subsidiary of the Parent (the “Company”), the Guarantors and the other registrant-guarantors named therein (together with the Parent, the “Other Guarantors”) with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”), relating to the issuance by the Company of up to $450,000,000 aggregate principal amount of 11.625% Senior Subordinated Notes due 2017 (the “Exchange Notes”) and the issuance by the Guarantors and the Other Guarantors of guarantees (the “Guaranties”) with respect to the Exchange Notes. The Exchange Notes and the Guaranties will be issued under an indenture dated as of June 18, 2009 (as supplemented on September 10, 2009, the “Indenture”) among the Company, the Guarantors, the Other Guarantors and Wells Fargo Bank, National Association, as trustee (the “Trustee”). The terms of the Guaranties are contained in the Indenture. This opinion is provided in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act. Capitalized terms used but not defined in the body of this opinion letter have the respective meanings assigned to such terms in Appendix A attached hereto.

In rendering the opinions set forth herein, we have examined and relied on originals or copies, certified or otherwise identified to our satisfaction, of the following:

(a)	the executed Indenture;

(b)	the Organizational Documents;

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September 11, 2009

(c)	the Resolutions;

(d)	the Good Standing Certificates; and

(e)	such records of the Guarantors and such agreements, certificates of public officials, certificates of officers or other representatives of the Guarantors and others and such other documents as we have deemed necessary or appropriate as a basis for the opinions set forth below.

In our examination we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. As to any facts material to the opinions expressed herein that we did not independently establish or verify, we have relied, to the extent we deemed appropriate, upon (i) oral or written statements and representations of officers and other representatives of the Guarantors and (ii) statements and certifications of public officials and others.

We express no opinion as to the laws of any jurisdiction other than the laws of the State of Texas and the laws of the United States of America.

Based on the foregoing and subject to the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that:

1. Each of the Guarantors is validly existing and in good standing as a corporation or limited partnership, as indicated, under the laws of the State of Texas.

2. Each of the Guarantors has the corporate or limited partnership power and authority to execute and deliver the Indenture and to perform its obligations thereunder.

3. Each of the Guarantors has duly authorized, executed and delivered the Indenture.

4. The Guaranties have been duly authorized and issued by each of the Guarantors.

5. The execution and delivery by each Guarantor of the Indenture do not, and the performance by each Guarantor of its obligations thereunder will not, result in any violation of (1) the Organizational Documents of such Guarantor or (2) any Texas statute or any rule or regulation issued pursuant to any Texas statute or any order identified to us by such Guarantor and issued by any court or governmental agency or body and binding on such Guarantor. We have not undertaken any independent investigation to determine the existence or absence of such facts, or the accuracy or completeness of any

CB Richard Ellis Services, Inc.

September 11, 2009

representations, warranties, data or other information, written or oral, made or furnished by any Guarantor to us or to the Trustee or any Holder (as such term is defined in the Indenture).

Our opinions are subject to the following limitations, qualifications, exceptions and assumptions:

(i) Our opinions in paragraph 1 above as to the valid existence and good standing of the Guarantors are based solely upon our review of the Good Standing Certificates.

(ii) We have assumed the Organizational Documents have not been amended, modified or supplemented in any respect since the date of the Secretary’s Certificates.

(iii) In connection with our opinions expressed above, we have assumed the following:

(1) that CBRE/LJM Mortgage Company, L.L.C. (the “General Partner”), a non-Texas entity signing on behalf of CBRE Capital Markets of Texas, LP, is duly organized or formed, validly existing and in good standing under the laws of its jurisdiction of organization or formation;

(2) that the General Partner has the power and authority to execute and deliver, and to incur and perform all obligations under, the Indenture;

(3) the due authorization by all requisite action, and the due execution and delivery, of the Indenture by or on behalf of the General Partner on behalf of CBRE Capital Markets of Texas, LP; and

(4) that the execution and delivery of the Indenture and the incurrence and performance of their obligations thereunder by the General Partner on behalf of CBRE Capital Markets of Texas, LP, do not and will not contravene, breach, violate or constitute a default ( with the giving of notice, the passage of time or otherwise) under (i) the certificate of formation, operating agreement or other organizational documents of such party, (ii) any contract, indenture, mortgage, loan agreement, note, lease or other agreement or instrument, (iii) any law, rule or regulation, (iv) any judicial or other administrative order or decree of any governmental authority or regulatory body or (v) any authorization, consent or other approval of, or registration, recording or filing with, any court, governmental authority or regulatory body, in each case, to which the General Partner may be subject, or by which it may be bound or affected.

CB Richard Ellis Services, Inc.

September 11, 2009

This opinion is being delivered to the Company, is intended for its use and may not be otherwise reproduced, filed publicly or relied upon by any other person for any purpose without the express written consent of the undersigned, except that (a) this opinion may be relied upon by Simpson Thacher & Bartlett LLP and (b) we hereby consent to the filing of this opinion letter with the Securities and Exchange Commission as Exhibit 5.3 to the Registration Statement and to the use of our name under the caption “Legal Matters” in the prospectus included in the Registration Statement. We do not undertake to provide any opinion as to any matter or to advise any person with respect to any events or changes occurring after the date of this letter. The opinions expressed in this letter are provided as legal opinions only and not as any guarantees or warranties of the matters discussed herein, and such opinions are strictly limited to the matters stated herein, and no other opinions may be implied therefrom.

Very truly yours,

/s/ Winstead PC
WINSTEAD PC

APPENDIX A

Defined Terms

As used herein and in the opinion letter to which this Appendix A is attached, the following terms have the respective meanings set forth below.

“Good Standing Certificates” means the certificates of the Secretary of State of Texas and the Comptroller of Public Accounts of Texas dated September 9, 2009 as to the legal existence and good standing of, and other matters relating to, the Guarantors.

“Organizational Documents” the articles of incorporation, certificate of limited partnership, bylaws and limited partnership agreement of the Guarantors attached as exhibits to the Secretary’s Certificates.

“Resolutions” means, collectively, the resolutions of each Guarantor attached as exhibits to the Secretary’s Certificates.

“Secretary’s Certificates” means the Assistant Secretary’s Certificate of CBRE Capital Markets, Inc. and the General Partner’s Certificate of CBRE Capital Markets of Texas, LP, each dated June 18, 2009, copies of which have been delivered to Winstead PC.